Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 17, 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE (“TSX”) OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL NOVEMBER 17, 2007.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT ON THE CONDITION THAT THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL AS TO THE AVAILIBILITY OF THE EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY, OR (D) PURSANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES OR SECRUTIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITES ACT OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OR ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIRMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGUALTIONS UNDER THE U.S SECURITIES ACT.

FINDER’S WARRANT TO PURCHASE UNITS

OF

ALLIED NEVADA GOLD CORP.
(incorporated under the laws of Delaware)

Number FW -	Number of Units represented by this certificate: 114,850

THIS CERTIFIES THAT, for value received, Quest Securities Corporation (the “Holder”), being the registered holder of this finder’s warrant (“Finder’s Warrant”) is entitled, at any time prior to 5:00 p.m. (Eastern time) on the Expiry Day (as defined below) to subscribe for and purchase the number of units (the “Units”) of Allied Nevada Gold Corp. (the “Company”) set forth above on the basis of one Unit at a price of CDN.$4.60 (the “Exercise Price”) for each Finder’s Warrant exercised, subject to adjustment as set out herein, by surrendering to the Company at its principal office, 9604 Prototype Court, Reno, Nevada 89521, U.S.A., this Finder’s Warrant certificate (the “Finder’s Warrant Certificate”), with a completed and executed subscription form, and payment in full for the Units being purchased.

Each Unit shall consist of one Common Share (as hereinafter defined) in the capital of the Company (a “Share”) and one Common Share purchase warrant (a “UnitWarrant”).  Each whole UnitWarrant will entitle the holder thereof to purchase one Common Share (a “UnitWarrant Share) at a price of CDN.$5.75 in accordance with and pursuant to the terms of the Warrant Certificate (as defined below) for 24 months following the Closing Date (as defined herein).

The Company shall treat the Holder as the absolute owner of this Finder’s Warrant for all purposes and the Company shall not be affected by any notice or knowledge to the contrary.  The Holder shall be entitled to the rights evidenced by this Finder’s Warrant free from all equities and rights of set-off or counterclaim between the Company and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Units issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

1.                                       Definitions:  In this Finder’s Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)                                “Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(b)                               “Share” means the Common Shares issuable upon the exercise of the Finder’s Warrants and comprising part of the Units;

(c)                                “Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(d)                               “Closing Date” means July 16, 2007;

(e)                                “Common Shares” means the common shares of the Company as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 11 hereof;

(f)                                  “Company” means Allied Nevada Gold Corp., a company incorporated under the laws of Delaware and its successors and assigns;

(g)                               “Current Market Price” of the Common Shares shall be the weighted average sale price per share for the Common Shares for the 20 consecutive trading days immediately before such date on such principal stock exchange or over-the-counter market as the Common

Shares may then be listed or quoted (as the case may be).  The weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold;

(h)                               “Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company provided that the value of such dividends does not in such financial year exceed the greater of

(i)                                   150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii)                                100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(i)                                   “Exercise Price” means CDN$4.60 per Unit, subject to adjustment in accordance with Section 11 hereof;

(j)                                   “Expiry Day” means that date which is 24 months following the Closing Date;

(k)                                “Expiry Time” means 5:00 p.m., Toronto time, on the Expiry Day;

(l)                                   “Finder’s Warrant” means an option exercisable to purchase one Unit at the Exercise Price until the Expiry Time;

(m)                             “Holder” means the holder set forth on the first page hereof;

(n)                               “person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(o)                               “Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(p)                               “Unit” means the unit comprised of the Shares and the Warrants issuable upon the exercise of the Finder’s Warrants; and

(q)                               “Warrant” means a Common Share purchase warrant containing the terms and conditions set forth in the certificate in the form attached hereto as Schedule “A” to be dated as at the date hereof and comprising part of the Units.

2.                                       Expiry Time:  At the Expiry Time, all rights under the Finder’s Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.                                       Exercise Procedure:

(a)                                The Holder may exercise the right to subscribe and purchase the number of Units herein provided for by delivering to the Company prior to the Expiry Time at its principal office this Finder’s Warrant Certificate, with the subscription form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a certified cheque or bank draft payable to or to the order of the Company in an amount equal to the aggregate Exercise Price in respect of the Finder’s Warrants so exercised.  Any Finder’s Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein (or to such other address as the Company may notify the Holder).

(b)                               Upon such delivery as aforesaid, the Company shall cause to be issued to the Holder hereof the Units subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Finder’s Warrant Certificate and the Holder hereof shall become a shareholder of the Company in respect of the Shares comprising part of the Units subscribed for with effect from the date of such delivery and shall be entitled to delivery of certificate(s) evidencing the Shares and Warrants comprising the Units and the Company shall cause such certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

(c)                                The certificate(s) representing the Shares and Warrants issued upon such exercise of the Finder’s Warrants shall bear the following legends, or such other legend(s) as may be deemed appropriate at the time of such issuance:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 17, 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE (“TSX”) OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL NOVEMBER 17, 2007.

THE SECURITIES REPRESENTED HEREBY [IF A WARRANT INCLUDE: “AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF”] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT ON THE CONDITION THAT THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL AS TO THE AVAILIBILITY OF THE EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY, OR (D) PURSANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES OR SECRUTIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

[FOR WARRANT CERTIFICATES ONLY] THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITES ACT OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OR ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIRMENTS IS AVAILABLE. UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGUALTIONS UNDER THE U.S SECURITIES ACT.

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend; and, provided, further, that the Company shall issue certificates evidencing Shares free of restrictive legends, as applicable, if there is an effective registration statement (“Registration Statement”) under the U.S. Securities Act registering such Shares for resale and the holder represents to the Company that such exercise is in connection with a sale and the holder has complied or will comply with the applicable prospectus delivery requirements and applicable securities laws.

(d)                               This Finder’s Warrant may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the holder of this Finder’s Warrant has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect, or the Company has otherwise satisfied itself as to the availability of an exemption from such registration requirements.

4.                                      Partial Exercise:  The Holder may subscribe for and purchase a number of Units less than the number the Holder is entitled to purchase pursuant to this Finder’s Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Finder’s Warrant Certificate in respect of the balance of the Units which the Holder was entitled to subscribe for pursuant to this Finder’s Warrant Certificate and which were then not purchased.

5.                                      No Fractional Shares:  Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Company shall not be required upon the exercise of any Finder’s Warrants to issue fractional Shares or Warrants comprising the Units in satisfaction of its obligations hereunder and, in any such case, the number of Shares and Warrants issuable upon the exercise of any Finder’s Warrants shall be rounded down to the nearest whole number.

6.                                      Exchange of Finder’s Warrant Certificates:  This Finder’s Warrant Certificate may be exchanged for Finder’s Warrant Certificates representing in the aggregate the same number of Finder’s Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Units at the same Exercise Price and on the same terms as this Finder’s Warrant Certificate (with or without legends as may be appropriate).

7.                                      Transfer of Finder’s Warrants:  Subject to applicable law, the Holder may not transfer the within Finder’s Warrants except to a subsidiary or to an entity of which the Holder is a subsidiary. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five Business Days of such delivery, a new Finder’s Warrant Certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

8.                                      Not a Shareholder:  Nothing in this Finder’s Warrant Certificate or in the holding of a Finder’s Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

9.                                      No Obligation to Purchase:  Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares or warrants except those shares and warrants in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.                                Covenants:

(a)                                The Company covenants and agrees that so long as any Finder’s Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided for, it will cause the Shares comprising part of the Unit subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)                               The Company covenants and agrees that sufficient Warrants shall be created, allotted and reserved for issuance to satisfy the right of purchase herein provided for, and that the Warrant Shares to be issued in accordance with and pursuant to the terms of the Warrant Certificate shall be allotted and reserved for issuance, and the Company will cause the Warrants comprising part of the Units subscribed for and purchased herein provided to be issued and delivered as directed and the holders thereof shall not be liable to the Company or its creditors in respect thereof.

(c)                                The Company shall use all reasonable best efforts to preserve and maintain its corporate existence and to ensure that the Company shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default.

(d)                               The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Finder’s Warrant Certificate.

11.                                Adjustments:

(a)                                The rights of the holder of this Finder’s Warrant, including the number of Units issuable upon the exercise of such Finder’s Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

(b)                               The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)                                   Share Reorganization:  If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 11(b)(i) and (ii) hereof.

(ii)                                Rights Offering:  If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)                             Distribution:  If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Common Shares or securities exchangeable for or convertible into Common Shares at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price of the Common Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price.  Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph 11(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates.  To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)                                 Reclassifications:  If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 11(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Finder’s Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Finder’s Warrant certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Finder’s Warrant.  Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)                                If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 11(b) or 11(c) of this Finder’s Warrant Certificate, then the number of Units purchasable upon the subsequent exercise of the Finder’s Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Units purchasable upon the exercise of the Finder’s Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.                                 Rules Regarding Calculation of Adjustment of Exercise Price:

(a)                                The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Unit and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b)                                No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Finder’s Warrant; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)                                 No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(1)(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Finder’s Warrant prior to or on the effective date or record date of such event.

(d)                                No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

(e)                                 If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

(f)                                   In case the Company after the date of issuance of this Finder’s Warrant takes any action affecting the Common Shares, other than action described in Section 11, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Company in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(g)                                If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)                                In the absence of a resolution of the directors of the Company fixing a record date for any event which would require any adjustment to this Finder’s Warrant, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)                                    As a condition precedent to the taking of any action which would require any adjustment to this Finder’s Warrant, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)                                    The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)                                 The Company covenants to and in favour of the Holder that so long as this Finder’s Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 11 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Finder’s Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(l)                                   In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Finder’s Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Shares, Warrants or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Shares, Warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Shares, Warrants or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Shares, Warrants or of such other securities or property.

(m)                             Any and all adjustments in connection with the exercise price of the Warrants or the number or type of security issuable upon the exercise of the Warrants shall be made in accordance with the terms of the Warrant Certificate attached hereto as Schedule “A”, whether or not those Warrants have been issued, provided that such adjustments do not put the holder in a better position than the holder would have been in had the holder been a holder of the Warrant at the time of such adjustment.

13.                                Consolidation and Amalgamation:

(a)                                The Company shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)                                   the successor corporation will have assumed all the covenants and obligations of the Company under this Finder’s Warrant Certificate, and

(ii)                                the Finder’s Warrant and the terms set forth in this Finder’s Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Finder’s Warrant Certificate.

(b)                               Whenever the conditions of subsection 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Finder’s Warrant in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.                               Representation and Warranty:  The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue this Finder’s Warrant and the Units issuable upon the exercise hereof and perform its obligations hereunder and that this Finder’s Warrant represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

15.                               If Share Transfer Books Closed:  The Company shall not be required to deliver certificates for Shares or Warrants while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Finder’s Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Units called for thereby during any such period delivery of certificates for Shares and Warrants may be postponed for a period not exceeding five Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Shares and Warrants called for after the share transfer books shall have been re-opened.

16.                               Lost Certificate:  If the Finder’s Warrant Certificate evidencing the Finder’s Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Company may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Finder’s Warrant Certificate of like denomination, tenor and date as the Finder’s Warrant Certificate so stolen, lost mutilated or destroyed.

17.                               Governing Law:  This Finder’s Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

18.                               Severability:  If any one or more of the provisions or parts thereof contained in this Finder’s Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19.                               Headings:  The headings of the articles, sections, subsections and clauses of this Finder’s Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Finder’s Warrant Certificate.

20.                               Numbering of Articles, etc.:  Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Finder’s Warrant Certificate.

21.                               Gender:  Whenever used in this Finder’s Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

22.                               Day not a Business Day:  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

23.                               Binding Effect:  This Finder’s Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Company and its successors.

24.                               Notice:  Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier or prepaid same day courier addressed as follows:

(a)                                  If to the Holder at the latest address of the Holder as recorded on the books of the Company; and

(b)                                 If to the Company at:

Allied Nevada Gold Corp.

9604 Prototype Court

Reno, Nevada

89521 USA

Attention:  Scott Caldwell
Fax:  (775) 358 - 4458

24.1                         Facsimile.  This Finder’s Warrant Certificate may be executed by facsimile, each of which so executed shall constitute an original Finder’s Warrant Certificate.

25.                               Time of Essence:  Time shall be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Finder’s Warrant Certificate to be signed by its duly authorized officer as of this        day of July,  2007

ALLIED NEVADA GOLD CORP.

Per:

Hal D. Kirby
Vice President and Chief Financial
Officer

SUBSCRIPTION FORM

TO:	Allied Nevada Gold Corp.
9604 Prototype Court
Reno, Nevada
89521 USA

The undersigned holder of the within Finder’s Warrant hereby irrevocably subscribes for             Units of Allied Nevada Gold Corp (the “Company”) pursuant to the within Unit and tenders herewith a certified cheque or bank draft for $                        (CDN$4.60 per Unit) in full payment therefor.  Capitalized terms not defined herein shall have the definitions set forth in the within Finder’s Warrant Certificate.

The undersigned represents that it (A) has had access to such current public information concerning Allied Nevada Gold Corp. as it considered necessary in connection with its investment decision and (B) understands that the securities issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐                                  A                                     The undersigned holder (i) at the time of exercise of the Finder’s Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Finder’s Warrant on behalf of a “U.S. person”; (iii) did not execute or deliver this exercise form in the United States; (iv) agrees not to engage in hedging transactions with regard to the Shares prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (v) acknowledges that the Shares, Warrants and the Warrant Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing such securities will bear restrictive legends as set forth in Section 3(c) of the within Finder’s Warrant Certificate; and (vi) acknowledges that the Company shall refuse to register any transfer of the Shares, Warrants or Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (vii) neither the Company nor the holder has engaged in any “directed selling efforts” (as defined in Regulation S) in the United States.

☐                                  B                                       The undersigned holder  (i) is an “accredited investor”, as that term is defined in Regulation D under the U.S. Securities Act (an “Accredited Investor”), exercising the Finder’s Warrants for its own account or for the account of an Accredited Investor over which it exercises sole investment discretion, and (ii) agrees to the restrictions on transfer and resale more fully described in the Finder’s Warrant Certificate.

☐                                  C.                                    The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

(If there is an effective Registration Statement and holder is making such exercise in connection with a sale of Shares pursuant to the Registration Statement, check the following box, if applicable):

☐                                  The undersigned hereby represents that it has either sold the shares of common stock to be issued hereunder or intends to sell such common stock within 10 business days of receipt of such common stock in compliance with the Plan of Distribution set forth in the Registration Statement of the Company filed under the U.S. Securities Act, in respect of the common shares and in compliance with applicable securities laws.  The undersigned hereby requests that the share certificate representing the common stock be issued without a restrictive legend.

Unless the above box is checked, the undersigned holder understands that the certificate representing the Company’s Shares issued upon exercise of this Finder’s Warrant will bear a legend restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws substantially the form set forth in Section 3(c) of the Finder’s Warrant Certificate.

DATED this                       day of                                        , 200  .

NAME:

Signature:

Registration instructions:

              Please check if the certificates representing the Shares and Warrants are to be delivered at the office where this Finder’s Warrant Certificate is surrendered, failing which the Share Certificates and the Warrant Certificates will be mailed to the address in the registration instructions set out above.

If any Finder’s Warrants represented by this Finder’s Warrant Certificate are not being exercised, a new Finder’s Warrant Certificate representing the unexercised Finder’s Warrants will be issued and delivered with the Share Certificate and Warrant Certificate.

Notes:

Certificates will not be registered or delivered to an address in the United States unless Box B or C above is checked.

If Box C is to be checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with exercise will be satisfactory in form and substance to the Company.

SCHEDULE “A” – Form of Warrant

(Schedule A begins on the following page)